Exhibit 99.1

Fluent Announces Fourth Quarter and Full-Year 2019 Financial Results

•	Q4 2019 revenue of $80.0 million, up 13% over Q4 2018
•	Net income from continuing operations of $1.0 million, or $0.01 per share
•	Media margin of $26.3 million, up 5% over Q4 2018 and representing 32.9% of revenue
•	Adjusted EBITDA of $11.5 million, representing 14% of revenue
•	Adjusted net income of $6.1 million, or $0.08 per share

New York, NY – March 12, 2020 – Fluent, Inc. (NASDAQ: FLNT), a leading data-driven performance marketing company, today reported results for the fourth quarter and fiscal year ended December 31, 2019.

Ryan Schulke, Fluent’s Chief Executive Officer, commented, "Our fourth quarter results confirmed the success of our response to factors affecting our business and the further strengthening of our core business in the latter part of the quarter. The uptick in our business demonstrated the resilience of our business model and our team and validates the market’s demand for our performance marketing services. During the quarter, we successfully fulfilled increased demand from key clients and further enhanced our client base, serving some of the highest quality leading global brands and innovative disruptors over Fluent's history to date."

Fourth Quarter Highlights

•	Revenue increased 13% to $80.0 million, from $70.8 million in Q4 2018
•	Net income from continuing operations of $1.0 million, or $0.01 per share, compared to net income from continuing operations of $1.6 million, or $0.02 per share
•	Media margin of $26.3 million, an increase of 5% over prior period and representing 32.9% of revenue
•	Adjusted EBITDA of $11.5 million, representing 14% of revenue
•	Adjusted net income of $6.1 million, or $0.08 per share

Full-Year 2019 Highlights

•	Revenue increased 13% to $281.7 million, from $250.3 million in 2018
•	Net loss from continuing operations of $1.7 million, or $0.02 per share, compared to net income from continuing operations of $3.2 million, or $0.04 per share
•	Net loss from discontinued operations of $0.0 million, compared to $21.1 million
•	Media margin of $93.6 million, an increase of 2% over prior period and representing 33.2% of revenue
•	Adjusted EBITDA of $34.7 million, representing 12% of revenue
•	Adjusted net income $13.8 million, or $0.17 per share

Media margin, adjusted EBITDA and adjusted net income are non-GAAP financial measures, as defined and reconciled below.

  Conference Call

Fluent, Inc. will host a conference call on Thursday, March 12, 2020 at 4:30 PM ET to discuss its 2019 fourth quarter and full-year financial results. To listen to the conference call on your telephone, please dial (888) 339-0797 for domestic callers, or (412) 317-5248 for international callers. To access the live audio webcast, visit the Fluent website at investors.fluentco.com. Please login at least 15 minutes prior to the start of the call to ensure adequate time for any downloads that may be required. Following completion of the conference call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please dial (877) 344-7529 or (412) 317-0088, with the replay passcode 10140068. The replay will also be available for one week on the Fluent website at investors.fluentco.com.

About Fluent, Inc.

Fluent (NASDAQ: FLNT) is a leading performance marketing company with expertise in creating meaningful connections between consumers and brands. Leveraging our proprietary first-party database of opted-in consumer profiles, Fluent drives intelligent growth strategies that deliver superior outcomes. Founded in 2010, the company is headquartered in New York City. For more information, visit www.fluentco.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Those statements include statements regarding the intent, belief or current expectations or anticipations of Fluent and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: compliance with a significant number of governmental laws and regulations, including those laws and regulations regarding privacy and data; failure to safeguard the personal information and other data contained in our database; failure to compete effectively against other online marketing and advertising companies; dependence on third-party publishers, internet search providers and social media platforms for a significant portion of visitors to our websites; dependence on our key personnel; dependence on emails, text messages and telephone calls, among other channels, to reach users for marketing purposes; competition we face for web traffic; ability to compete and manage media costs in an industry characterized by rapidly-changing internet media and advertising technology, evolving industry standards, regulatory uncertainty, and changing user and client demands; liability related to actions of third-party publishers; limitations on our or our third-party publishers’ ability to collect and use data derived from user activities; ability to remain competitive with the shift of online interactions from computers to mobile devices; dependence on third-party service providers; management of the growth of our operations, including the integration of the AdParlor business and other acquired business units or personnel; management of unfavorable publicity and negative public perception about our industry; failure to meet our clients’ performance metrics or changing needs; failure to detect click-through or other fraud on advertisements; achievement of some or all of the benefits that we expect to achieve as a stand-alone company; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; compliance with the covenants of our credit agreement; and the potential for failures in our internal control over financial reporting. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in our other filings with the Securities and Exchange Commission. Fluent undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

FLUENT, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

(unaudited)

	December 31, 2019	December 31, 2018
ASSETS:
Cash and cash equivalents	$18,679	$17,769
Accounts receivable, net of allowance for doubtful accounts of $1,967 and $1,751, respectively	60,915	48,652
Prepaid expenses and other current assets	1,921	1,971
Total current assets	81,515	68,392
Restricted cash	1,480	1,480
Property and equipment, net	2,863	1,380
Operating lease right-of-use assets	9,865	—
Intangible assets, net	55,603	61,812
Goodwill	164,774	159,791
Other non-current assets	993	414
Total assets	$317,093	$293,269
LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$21,574	$7,855
Accrued expenses and other current liabilities	20,358	21,566
Deferred revenue	1,140	444
Current portion of long-term debt	6,873	3,500
Current portion of operating lease liability	2,282	—
Total current liabilities	52,227	33,365
Long-term debt, net	44,098	51,972
Operating lease liability, net	9,056	—
Other non-current liabilities	775	766
Total liabilities	106,156	86,103
Shareholders' equity:
Preferred stock — $0.0001 par value, 10,000,000 Shares authorized; Shares outstanding — 0 shares for both periods	—	—
Common stock — $0.0005 par value, 200,000,000 Shares authorized; Shares issued — 78,642,078 and 76,525,581, respectively; and Shares outstanding — 75,873,679 and 75,292,383, respectively	39	38
Treasury stock, at cost — 2,768,399 and 1,233,198 shares, respectively	(8,184)	(3,272)
Additional paid-in capital	406,198	395,769
Accumulated deficit	(187,116)	(185,369)
Total shareholders' equity	210,937	207,166
Total liabilities and shareholders' equity	$317,093	$293,269

FLUENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue	$80,011	$70,821	$281,684	$250,280
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	55,905	46,440	194,435	161,560
Sales and marketing (1)	2,336	3,754	11,545	13,663
Product development (1)	1,570	1,723	8,055	5,279
General and administrative (1)	13,687	10,620	48,065	36,007
Depreciation and amortization	3,675	3,153	13,940	13,174
Write-off of intangible assets	145	1,517	425	1,517
Spin-off transaction costs (1)	—	—	—	7,708
Total costs and expenses	77,318	67,207	276,465	238,908
Income from operations	2,693	3,614	5,219	11,372
Interest expense, net	(1,628)	(1,925)	(6,892)	(8,134)
Income (loss) before income taxes from continuing operations	1,065	1,689	(1,673)	3,238
Income tax expense	(109)	(46)	(74)	(46)
Net income (loss) from continuing operations	956	1,643	(1,747)	3,192
Discontinued operations:
Loss from operations of discontinued operations, net of $0 income taxes	—	—	—	(2,084)
Loss on disposal of discontinued operations, net of $0 income taxes	—	—	—	(19,040)
Net loss from discontinued operations	—	—	—	(21,124)
Net income (loss)	$956	$1,643	$(1,747)	$(17,932)
Basic and diluted income (loss) per share:
Continuing operations	$0.01	$0.02	$(0.02)	$0.04
Discontinued operations	$—	$—	$—	$(0.28)
Net income (loss)	$0.01	$0.02	$(0.02)	$(0.23)
Weighted average number of shares outstanding:
Basic and diluted	79,328,262	78,201,971	79,373,789	76,705,877

(1) Amounts include share-based compensation expense as follows:
Sales and marketing	$150	$731	$971	$2,856
Product development	89	189	889	676
General and administrative	2,083	1,906	8,481	5,740
Spin-off transaction costs	—	—	—	5,409
Total share-based compensation expense	$2,322	$2,826	$10,341	$14,681

FLUENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Year Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,747)	$(17,932)
Net loss from discontinued operations	—	21,124
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization	13,940	13,174
Non-cash interest expense	1,387	1,830
Share-based compensation	10,341	14,681
Provision for bad debts	2,550	462
Write-off of intangible assets	425	1,517
Deferred income taxes	35	46
Allocation of expenses to Red Violet	—	(325)
Changes in assets and liabilities:
Accounts receivable	(6,978)	(12,836)
Prepaid expenses and other current assets	104	(304)
Other non-current assets	(551)	683
Operating lease assets and liabilities, net	1,473	—
Accounts payable	6,028	249
Accrued expenses and other current liabilities	(1,626)	6,771
Deferred revenue	663	179
Other	(26)	—
Net cash provided by operating activities from continuing operations	26,018	29,319
Net cash used in operating activities from discontinued operations	—	(5,835)
Net cash provided by operating activities	26,018	23,484
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(2,088)	(238)
Business acquisition, net of cash acquired	(7,246)	—
Capitalized costs included in intangible assets	(2,624)	(1,236)
Capital contributed to Red Violet	—	(19,728)
Net cash used in investing activities from continuing operations	(11,958)	(21,202)
Net cash used in investing activities from discontinued operations	—	(1,386)
Net cash used in investing activities	(11,958)	(22,588)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares, net of issuance costs	—	13,392
Proceeds from debt obligations, net of debt costs	—	67,182
Repayments of long-term debt	(8,034)	(76,787)
Taxes paid related to net share settlement of vesting of restricted stock units	(3,120)	(1,989)
Repurchase of treasury stock	(1,792)	(9)
Debt financing costs	(204)	—
Net cash (used in) provided by financing activities	(13,150)	1,789
Net increase in cash, cash equivalents and restricted cash	910	2,685
Cash, cash equivalents and restricted cash at beginning of period	19,249	16,564
Cash, cash equivalents and restricted cash at end of period	$20,159	$19,249

Definitions, Reconciliations and Uses of Non-GAAP Financial Measures

The following non-GAAP measures are used in this release:

Media margin is defined as revenue minus cost of revenue (exclusive of depreciation and amortization) attributable to variable costs paid for media and related expenses. Media margin is also presented as percentage of revenue.

Adjusted EBITDA is defined as net income (loss) from continuing operations, excluding (1) income tax expense, (2) interest expense, net, (3) depreciation and amortization, (4) write-off of intangible assets, (5) share-based compensation expense, (6) acquisition-related costs, (7) restructuring and certain severance costs, (8) certain litigation and other related costs, and (9) one-time items.

Adjusted net income is defined as net income (loss) from continuing operations, excluding (1) write-off of intangible assets, (2) share-based compensation expense, (3) acquisition-related costs, (4) restructuring and certain severance costs, (5) certain litigation and other related costs, and (6) one-time items. Adjusted net income is also presented on a per share (basic and diluted) basis.

Below is a reconciliation of media margin from net income (loss) from continuing operations, which we believe is the most directly comparable GAAP measure.

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2019	2018	2019	2018
Net income (loss) from continuing operations	$956	$1,643	$(1,747)	$3,192
Income tax expense	109	46	74	46
Interest expense, net	1,628	1,925	6,892	8,134
Spin-off transaction costs	—	—	—	7,708
Write-off of intangible assets	145	1,517	425	1,517
Depreciation and amortization	3,675	3,153	13,940	13,174
General and administrative	13,687	10,620	48,065	36,007
Product development	1,570	1,723	8,055	5,279
Sales and marketing	2,336	3,754	11,545	13,663
Non-media cost of revenue (1)	2,182	706	6,341	3,473
Media margin	$26,288	$25,087	$93,590	$92,193
Revenue	$80,011	$70,821	$281,684	$250,280
Media margin % of revenue	32.9%	35.4%	33.2%	36.8%

(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.

Below is a reconciliation of adjusted EBITDA from net income (loss) from continuing operations, which we believe is the most directly comparable GAAP measure.

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2019	2018	2019	2018
Net income (loss) from continuing operations	$956	$1,643	$(1,747)	$3,192
Income tax expense	109	46	74	46
Interest expense, net	1,628	1,925	6,892	8,134
Depreciation and amortization	3,675	3,153	13,940	13,174
Write-off of intangible assets	145	1,517	425	1,517
Share-based compensation	2,322	2,826	10,341	14,681
Acquisition-related costs	35	—	483	676
Restructuring and certain severance costs	1,596	—	1,956	2,591
Certain litigation and other related costs	1,044	—	2,135	46
One-time items	17	—	185	—
Adjusted EBITDA	$11,527	$11,110	$34,684	$44,057

Below is a reconciliation of adjusted net income and the related measure of adjusted net income per share from net income (loss) from continuing operations, which we believe is the most directly comparable GAAP measure.

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except share data)	2019	2018	2019	2018
Net income (loss) from continuing operations	$956	$1,643	$(1,747)	$3,192
Write-off of intangible assets	145	1,517	425	1,517
Share-based compensation	2,322	2,826	10,341	14,681
Acquisition-related costs	35	—	483	676
Restructuring and certain severance costs	1,596	—	1,956	2,591
Certain litigation and other related costs	1,044	—	2,135	46
One-time items	17	—	185	—
Adjusted net income	$6,115	$5,986	$13,778	$22,703
Adjusted net income per share:
Basic	$0.08	$0.08	$0.17	$0.30
Diluted	$0.08	$0.08	$0.17	$0.30
Adjusted weighted average number of shares outstanding:
Basic	79,328,262	78,201,971	79,373,789	76,705,877
Diluted	79,701,600	78,201,971	80,280,293	76,705,877

We present media margin, adjusted EBITDA and adjusted net income as supplemental measures of our financial and operating performance because we believe they provide useful information to investors. More specifically:

Media margin, as defined above, is a measure of the efficiency of the Company’s operating model. We use media margin and the related measure of media margin as a percentage of revenue as primary metrics to measure the financial return on our media and related costs, specifically to measure the degree by which the revenue generated from our digital marketing services exceeds the cost to attract the consumers to whom offers are made through our services. Media margin is used extensively by our management to manage our operating performance, including evaluating operational performance against budgeted media margin and understanding the efficiency of our media and related expenditures. We also use media margin for performance evaluations and compensation decisions regarding certain personnel.

Adjusted EBITDA, as defined above, is another primary metric by which we evaluate the operating performance of our business, on which certain operating expenditures and internal budgets are based and by which, in addition to media margin and other factors, our senior management is compensated. The first three adjustments represent the conventional definition of EBITDA, and the remaining adjustments are items recognized and recorded under US GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. These adjustments include certain severance costs associated with department-specific reorganizations and certain litigation and other related costs associated with legal matters outside the ordinary course of business, including an accrual for a New York State sales and use tax dispute in the fourth quarter of 2019. Items are considered one-time in nature if they are non-recurring, infrequent or unusual and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. Adjusted EBITDA for the year ended December 31, 2019 excluded as one-time items $0.2 million of costs associated with the move of our corporate headquarters. There were no other material adjustments for one-time items in the periods presented.

Adjusted net income, as defined above, and the related measure of adjusted net income per share exclude certain items that are recognized and recorded under US GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. Adjusted net income for the year ended December 31, 2019 excluded as one-time item $0.2 million of costs associated with the move of our corporate headquarters. There were no other material adjustments for one-time items in the periods presented. We believe adjusted net income affords investors a different view of the overall financial performance of the Company than adjusted EBITDA and the US GAAP measure of net income (loss) from continuing operations.

Media margin, adjusted EBITDA, adjusted net income and adjusted net income per share are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, net income (loss) from continuing operations as indicators of operating performance. None of these metrics are presented as measures of liquidity. The way we measure media margin, adjusted EBITDA and adjusted net income may not be comparable to similarly titled measures presented by other companies and may not be identical to corresponding measures used in our various agreements.

Contact Information:

Investor Relations

Fluent, Inc.

(917) 310-2070

InvestorRelations@fluentco.com